Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “MEXICAN CELLULAR HOLDING, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D. 2008, AT 4:16 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

CERTIFICATE OF INCORPORATION

OF

MEXICAN CELLULAR HOLDING, INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of Delaware, certifies as follows:

FIRST:                   The name of the corporation is:

MEXICAN CELLULAR HOLDING, INC.

SECOND:              The registered office of the corporation is to be located at 2711 Centerville Road Suite 400, Wilmington, Delaware, 19808, New Castle County. The name of its registered agent at that address is Corporation Service Company.

THIRD:                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:              The corporation shall have the authority to issue 1,000 shares of common stock, par value $0.01 per share.

FIFTH:                   The name and mailing address of the incorporator are as follows:

Andrew H. Kleiman
c/o Proskauer Rose LLP
1585 Broadway
New York, New York 10036

SIXTH:                  Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stock holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

SEVENTH:            A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

EIGHTH:                The corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation.

NINTH:                  Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

TENTH:                 The corporation hereby confers the power to adopt, amend or repeal bylaws of the corporation upon the directors.

IN WITNESS WHEREOF, I have hereunto set my hand this 12 day of December, 2008.

/s/ Andrew H. Kleiman
Andrew H. Kleiman
Sole Incorporator

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CERTIFICATE OF INCORPORATION

OF

MEXICAN CELLULAR HOLDING, INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of Delaware, certifies as follows:

FIRST:                   The name of the corporation is:

MEXICAN CELLULAR HOLDING, INC.

SECOND:              The registered office of the corporation is to be located at 2711 Centerville Road Suite 400, Wilmington, Delaware, 19808, New Castle County. The name of its registered agent at that address is Corporation Service Company.

THIRD:                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:              The corporation shall have the authority to issue 1,000 shares of common stock, par value $0.01 per share.

FIFTH:                   The name and mailing address of the incorporator are as follows:

Andrew H. Kleiman
c/o Proskauer Rose LLP
1585 Broadway
New York, New York 10036

SIXTH:                  Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stock holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

SEVENTH:            A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

EIGHTH:                The corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation.

NINTH:                  Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

TENTH:                 The corporation hereby confers the power to adopt, amend or repeal bylaws of the corporation upon the directors.

IN WITNESS WHEREOF, I have hereunto set my hand this 12 day of December, 2008.

/s/ Andrew H. Kleiman
Andrew H. Kleiman
Sole Incorporator

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